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STANDARD MANAGEMENT CORPORATION                                 EXHIBIT NO. 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
I:\ACCOUNT.ING\REPORTING\FIXCHG

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
                                                               PROFORMA*                           HISTORICAL
                                                            ---------------  ------------------------------------------------------
                                                            1ST QTR   YEAR   1ST QTR 1ST QTR   YEAR    YEAR   YEAR    YEAR    YEAR
                                                              2001    2000     2001    2000    2000    1999   1998    1997    1996
                                                            -------  ------  ------- -------  ------  ------ ------  ------  ------

EARNINGS TO FIXED CHARGES
Pretax income                                                 2,393   5,621    2,589   1,877   6,404   7,398  6,311   3,262   3,535
Interest expense                                              1,012   4,200      816     864   3,417   3,385  2,955   2,381     805
Policyholder interest                                         5,501  21,080    5,501   6,333  21,080  25,730 19,775  16,281  11,092
                                                             ------  ------   ------  ------  ------  ------ ------  ------  ------
     Total                                                    8,906  30,901    8,906   9,074  30,901  36,513 29,041  21,924  15,432

Interest expense                                              1,012   4,200      816     864   3,417   3,385  2,955   2,381     805
Preferred dividends                                              --      --      127     127     506     506    180      --      --
Policyholder interest                                         5,501  21,080    5,501   6,333  21,080  25,730 19,775  16,281  11,092
                                                             ------  ------   ------  ------  ------  ------ ------  ------  ------
     Total                                                    6,513  25,280    6,444   7,324  25,003  29,621 22,910  18,662  11,897
Ratio                                                          1.37    1.22     1.38    1.24    1.24    1.23   1.27    1.17    1.30

EARNINGS TO FIXED CHARGES, EXCLUDING POLICYHOLDER INTEREST
Pretax income                                                 2,393   5,621    2,589   1,877   6,404   7,398  6,311   3,262   3,535
Interest expense                                              1,012   4,200      816     864   3,417   3,385  2,955   2,381     805
                                                             ------  ------   ------  ------  ------  ------ ------  ------  ------
     Total                                                    3,405   9,821    3,405   2,741   9,821  10,783  9,266   5,643   4,340

Interest expense                                              1,012   4,200      816     864   3,417   3,385  2,955   2,381     805
Preferred dividends                                              --      --      127     127     506     506    180      --      --
                                                             ------  ------   ------  ------  ------  ------ ------  ------  ------
     Total                                                    1,012   4,200      943     991   3,923   3,891  3,135   2,381     805
Ratio                                                          3.36    2.34     3.61    2.77    2.50    2.77   2.96    2.37    5.39

* - Reconciliation to Proforma amounts:

Historical pretax income                                       2,589   6,404
Reduction to interest expense from the extinguishment of
     $7.3 million of long-term debt                              179     717
Additional interest expense associated with the issuance
     of the $15.0 million of Trust Preferred securities         (375) (1,500)
                                                              ------  ------

Proforma pretax income                                         2,393   5,621
                                                              ======  ======

Historical interest expense                                      816   3,417
Reduction to interest expense from the extinguishment of
     $7.3 million of long-term debt                             (179)   (717)
Additional interest expense associated with the issuance
     of the $15.0 million of Trust Preferred securities          375   1,500
                                                              ------  ------

Proforma interest expense                                      1,012   4,200
                                                              ======  ======

Historical preferred dividends                                   127     506
Reduction to preferred dividends from the extinguishment of
     $6.5 million of preferred stock                            (127)   (506)
                                                              ------  ------

Proforma preferred dividends                                      --      --
                                                              ======  ======
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